LABOR SUPPLY AGREEMENT ENTERED INTO BY COMPANIA MINERA ORONORTE S.A. (ORONORTE MINING COMPANY) AND "PRECOMIZAR" PRECOPERATIVA DE TRABAJO ASOCIADO MINEROS DEZARAGOZA (ZARAGOZA MINERS' ASSOCIATED WORK PRECOOPERATIVE)

The undersigned COMPANIA MINERA ORONORTE S.A.(ORONORTE MINING COMPANY) or "ORONORTE S.A." who for all legal effects of this agreement shall be called "THE COMPANY," represented by MR. GEORGE BEATTLE, bearer of USA passport # 150622961 issued by the National Ministry of Foreign Affairs, Santafe de Bogota, acting as the company's legal representative according to the original Chamber of Commerce Affidavit which will be enclosed with the present document, the first party, and PRECOPERATIVA DE TRABAJO ASOCIADO MINEROS DE ZARAGOZA (ZARAGOZA MINERS' ASSOCIATED WORK PRECOOPERATIVE) or "PRECOMIZAR" who for all legal effects of this agreement shall be called "THE PRECOOPERATIVE," represented by MR. VICTOR HUGO THOMAS GARCIA, bearer of Colombian National ID card # 71,594,358 issued in Medellin, Antioquia, acting as the precooperative's Executive Director in accordance with the original Chamber of Commerce Affidavit which will be enclosed with the present document, enter into this LABOR SUPPLY AGREEMENT which is ruled by the following terms and conditions, and by that which is not contemplated in them, by imperative or suppletory regulations of the Civil Code and by complementary resolutions that regulate these types of agreements, the contract is between THE COMPANY and THE PRECOOPERATIVE.

DEFINITIONS

ASSOCIATES: They are all the persons duly registered as valid members of PRECOOMIZAR.

CONTRACTING PARTY:  ORONORTE S.A.
                    Carrera 78 No 32A-53

CONTRACTOR:         PRECOOMIZAR
                    Diagonal 19 # 22-65, Tel.: 862 8092 - 862 8158
                    Zaragoza, Antioquia Colombia.

STERILE: This is Material which contains precious metals such as gold and silver or with a content of both below the minimum amount established by THE COMPANY, and does not enable the obtention of the minimum profit margin. Normally, it is necessary to move STERILE material produce Mineral.

MINERAL: This is mineral enriched with precious metals, gold and silver within the minimum amount established by THE COMPANY with the purpose of operating within a minimum profit margin.

MINA EL LIMON (EL LIMON MINE): THE COMPANY'S private property with Ministry of Mines exploration and exploitation permit in the El Limon Village in the township of Zaragoza, Departamento (Province) of Antioquia, Colombia.

FORCE MAJEURE: It is considered force majeure or an unforeseen case when any of the parties of this agreement is impeded, restricted or delinquent in the fulfillment of any of the obligations described herein by reasons of: any act of nature, fire, war, commotion, lockouts, labor strikes, government requirements or any other cause beyond the control of any of the parties of this agreement that prevents, intervenes or restricts production, shipping, processing and sale of the MINERAL. Any of the affected parties of this agreement must promptly

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notify the other so that all of the obligations described herein regarding labor supply may be suspended while the restriction, prevention or interference. In that the event of Force Majeure or the unforeseen case extend beyond a period of 10 days, any of the parties will have the right to cancel the agreement and to enter an agreement or contract with other companies or other workers directly to continue the corresponding company business once the operations are reopened but allowing the other party an option.

FIRST: DURATION: From January 16, 1995 and January 15, 1996. Any of the parties who may have the intention of renegotiating the annual renewal of the agreement, must notify his intention to do so to the other party, at least 60 days before the expiration date of the present agreement, so that there may be enough time to revise and renegotiate the conditions of a new agreement but only if the parties wish to do so. Terms agreed on herein form a contractual law between the parties without ant detriment to what the laws and regulations of the country state.

SECOND: OBJECT OF THE AGREEMENT: THE PRECOOPERATIVE is obligated to supply labor (workers) in the amounts and qualifications required by THE COMPANY, directed by THE COMPANY and supervised by THE PRECOOPERATIVE with the purpose of producing MINERAL at El Limon Mine owned by THE COMPANY who may decide to explore or exploit, including but not limited to the following types of work: Mining, Maintenance, Production, Warehousing and General Support and others according to the classifications detailed on the Basic Compensation Table, in addendum two of this agreement, which is an integral part of it.

THIRD: DEFINITION OF THE ACTIVITIES TO BE CARRIED OUT The Mining, Maintenance, Production, Warehousing and General Support work referred to in the second paragraph includes but is not limited to the following activities:
1 -  Drilling and burning for the advance
2 -  Drilling and development of guides and overguides
3 -  Drilling of drums, chambers and windows
4 -  Handling, Shipping and Storage of Mineral and Sterile
5 -  Grinding of Mineral
6 -  Milling and concentration of the Mineral
7 -  Maintenance and repair of machinery and equipment
8 -  Placing of wooden stacks with a header
9 -  Construction of baskets
10-  Building and/or installation of stairs
11-  Laying out of rails
12-  Laying out of water and air piping
13-  Setting up of hoppers
14-  Drilling of (clavadas) nail-studded fixtures
15- Cleaning services and also electrical and mechanical maintenance of THE COMPANY's Installations
16-  General services
17- Dependent and/or complementary work that comes up during exploration and/or exploitation of the mineral.

FOURTH: PERSONNEL: THE PRECOOPERATIVE commits itself to supplying THE COMPANY with the (workers) labor it may require through its Legal Representative, its


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Operations  Director at the mine or its representative duly authorized by either of the above, according to a specific work chronogram that establishes the: goals, equipment available, qualifications and personnel required. This work chronogram will enable THE PRECOOPERATIVE to select and supply the suitable personnel required by THE COMPANY. In the event that THE COMPANY through its Legal Representative, its Operations Director or its representative duly authorized considers that one or several members of the personnel, presented to them by THE PRECOOPERATIVE to carry out the desired work plan, does/do not fulfill THE COMPANY's requirements, THE COMPANY may reserve the right to Except the selection of that personnel. If THE COMPANY considers that one or several members of the personnel, presented to them by THE PRECOOPERATIVE is/are not qualified, does/do not perform well or meet the productivity, THE COMPANY may
ask  for  the   substitution  of  the  aforesaid   person  or  persons  and  THE
PRECOOPERATIVE commits itself to go on according to the request. It is understood that if THE PRECOOPERATIVE does not supply the labor (personnel) promptly or is in no conditions to supply the required personnel, THE COMPANY will be free to hire third parties. The prompt supply of personnel by THE PRECOOPERATIVE to THE COMPANY will be subjected to the carrying out of an entrance medical examination and the enrollment to an EPS (Health Promotion Entity) and to an ARP (Professional Risk Administration Firm).

FIFTH: SUPPLY AND USE OF EQUIPMENT AND INSTALLATIONS: With the purpose of carrying out work plans and to achieve goals, THE COMPANY will make available for the personnel supplied by THE PRECOOPERATIVE the suitable tools, equipment and/or machinery, installations and devices for the service, including those for personal safety and protection required for the exclusive, efficient and sure achievement of THE COMPANY's goals.

All these items will be turned over along with an inventory certificate, for which THE COMPANY appoints each one of the Superintendents or Heads of Sections of the Mine as responsible for this turnover and THE PRECOOPERATIVE appoints the persons who will be responsible in each section of the work for the receiving. This will be carried out according to addendum #4. Work tools such as:
screwdrivers, pliers, tape measures, etc. will be handed out duly inventoried and assigned to each work station specifically under the responsibility of THE PRECOOPERATIVE who also will hand them out to the personnel responsible for each section. THE PRECOOPERATIVE will be liable to THE COMPANY for the price of all the tools turned over by means of the Certificate. The company will have the option to conduct routine inspections to verify the inventories of the tools turned over to THE PRECOOPERATIVE. During the execution of the work plans under THE COMPANY's direction, THE PRECOOPERATIVE associates who receive any work item, equipment, machinery, tools, movable estates or real estate and generally speaking, any company asset; do so as a deposit with full liability (art. 2247 of C.C.)

If THE COMPANY proves deceit or bad faith by THE PRECOOPERATIVE associates, in damages caused to any of the assets, items or goods turned over as a deposit to the Precooperative and to its associates, THE COMPANY has the right to charge for and/or discount THE PRECOOPERATIVE for indemnities, the changing or repair of the assigned asset or good.

For security reasons and protection and with the purpose to implant suitable control systems in the procedures of entering and exiting the mine, THE COMPANY established that all personnel or any person entering the mine do so use the


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installations,  locker  rooms  and/or  bathrooms  according  to  the  procedures established in the Company's Protection and Security Plan.

SIXTH: POSTS AND SHIFTS: The following identifies some posts and functions routinely required to carry out THE COMPANY's work plans: Shift Supervisor, Lamp-lighter, Miner, Mining Assistant, Blacksmith, Shovel Operators, Equipment Operators and personnel for odd jobs (see the table of Posts).

The work fronts for exploitation and the development of the mine will be decided by the Operations Director of the Mine or his representative. The established daily work-shifts are (8) eight hours for each shift as follows:
First Shift: from 12:00 p.m. to  8:00 a.m.
Second Shift: from  8:00 a.m. to  4:00 p.m.
Third Shift: from  4:00 p.m. to 12:00 p.m.

THE PRECOOPERATIVE associates that work in the mine will go out only one half hour before the end of each shift.

In the event that it is impossible to carry out any work programmed in THE COMPANY's work plans, Then THE COMPANY will do its best, only if it deems it efficient and beneficial for the company, to use the personnel of a respective shift, partially or totally, in other tasks related to exploration, development, exploitation, shipping, handling and processing of MATERIAL OR STERILE, or in activities connected to or complementary of the aforesaid.

SEVENTH: LIQUIDATION AND PAYMENT OF THE AGREEMENT: This agreement will be partially liquidated every fifteen days according to the rates per hour stipulated in the Compensation Table and on the time worked by all of the associates. The liquidation will be carried out within 2 days after the fifteen-day period is up.

THE PRECOOPERATIVE must have its own supervision and control of its associates when they enter and exit. On the day after the fifteen-day period is up, THE COMPANY and THE PRECOOPERATIVE's representatives will meet to draw up the corresponding certificate that decides the number of hours-man worked in each section or the work carried out when it has a previously stipulated unit of measure as a liquidation base. In this certificate the state of fulfillment of the agreement with the work plans will also be recorded, the number of THE PRECOOPERATIVE associates who worked and furthermore compare it with THE COMPANY's personnel quality and quantity requirements and the results and any other parameter that may allow the permanent assessment of the contract. THE PRECOOPERATIVE will draw up an invoice sustained on the certificates of each Superintendence of the mine duly approved by the superintendents or their representatives duly authorized and will submit it to THE COMPANY within 3 days following the signing of the certificate stipulating the number of hours worked by function and/or post and enclosing a copy of the approved certificates, and in the event that the amount of labor supplied be increased, THE PRECOOPERATIVE must enclose a copy of the Operations Director of the mine's request for such an increase.

If for any reason a superintendence of THE COMPANY does not come to an agreement with THE PRECOOPERATIVE on the number of hours/man worked, THE PRECOOPERATIVE must only invoice the amount approved without waiting until the discrepancy is resolved to avoid accounting and payroll delays.

In the event that THE COMPANY has problems with the invoice submitted by THE PRECOOPERATIVE, it must return the invoice within (2)two days after having received it, along with the corresponding notes for its correction.

THE PRECOOPERATIVE, considering THE COMPANY's observations and the settlement reached, will draw up and send a new final invoice to THE COMPANY for its revision and approval. This invoice is to be made during the first (8) eight days after the billing date, upon delay on the payment of the invoice, THE PRECOOPERATIVE will pay 1.5% a month or fraction of month on the final balance.

THE COMPANY  will  recognize  THE  PRECOOPERATIVE  4% of the total amount of the
monthly   payroll  so  that  it  may  transfer  this  money  to  COMFENALCO  for contributions according to the law.

THE COMPANY will recognize THE PRECOOPERATIVE a food subsidy of SIXTY THOUSAND PESOS ($60,000) per total hours worked/ 240 hours to decide how many associates worked a month.

THE COMPANY will recognize THE PRECOOPERATIVE, for a change of responsibilities, an amount based on the following formula: $51,000 per total hours worked/240 hours to decide how many associates worked a month.

EIGHTH: VALUE OF THE AGREEMENT: The values, on which the two-week liquidations or partial liquidations or liquidations for work or activities carried out will be estimated, will be those found on the Compensation and Position Table as follows:

NORMAL WORKED HOUR COS HO-------HO NORMAL WORKED HOUR PLUS EXTRA FOR NIGHT-HOURS COS HN-------HN SUNDAY AND/OR HOLIDAY DAYTIME WORKED HOUR COS HD--DorF-HDF SUNDAY AND/OR HOLIDAY WORKED NIGHT-HOUR COS HN--DorF-HNF SUN. AND/OR HOLI.OVERTIME DAYTIME WORKED HOUR COS HED-DorF-HEDF SUNDAY AND/OR HOLIDAY OVERTIME WORKED NIGHTHOUR COS HEN-DorF-HENF OVERTIME FOR NORMAL DAYTIME WORKED HOUR COS HED-----HE OVERTIME FOR NORMAL WORKED NIGHTHOUR COS HEN-----HEN

NINTH: MANAGING AND FUNCTIONING PAYMENT: THE COMPANY will pay THE PRECOOPERATIVE 12% but only the total value of the work carried out at each superintendence.

TENTH: OTHER CONTRACTUAL OBLIGATIONS: THE COMPANY as the contracting party of THE PRECOOPERATIVE and in acceptance of the normal laws in effect, commits itself assume the following obligations:

1-  ARP (A.T.E.P.) AFFILIATION
THE COMPANY will pay THE PRECOOPERATIVE 12.96% of the total amount of the monthly payroll so that, according to law 100 of 1993, it affiliate all of its associates and pay, monthly dues to the ARP (PROFESSIONAL RISK ADMINISTRATION
FIRM), to have them protected against work accidents and professional illnesses.

The disabilities generated by work accidents and professional illnesses will be charged to the ARP with basic compensation. The excess of social services will be charged to THE COMPANY in the second monthly liquidation of the agreement of each month.

2-  EPS(HEALTH SERVICE ENTITY) AFFILIATION
THE COMPANY upon accepting law 100 of 1993 regarding P.O.S. (THE MANDATORY HEALTH PLAN), will affiliate all of its associates to an EPS (HEALTH SERVICE ENTITY) so that they and their family nuclei benefit from the health programs established in the new Social Security System. For this purpose, THE COMPANY will recognize THE PRECOOPERATIVE, 8% of the total amount of the monthly payroll and will also recognize the excess of social services of the disabilities for common illnesses generated. This excess of social services will be charged to THE COMPANY in the second monthly liquidation of the agreement of each month.

ELEVENTH: NATURE, OBJECTIVES AND PHILOSOPHY OF ASSOCIATED WORK: The parties taking part in this agreement, THE COMPANY AND THE PRECOOPERATIVE, leave expressed evidence that they understand that there is no labor relation of any sort between the associates/cooperates and THE COMPANY. Therefore, conflicts arising due to the associates' personal activity will be settled in accordance with the legal regulations which rule cooperative activity, both between cooperative and coorporates and also between cooperatives and third parties and between companies and coorporates and to the extent and reach that the law determines.

TWELFTH: MUTUAL PROTECTION: In the event that any of the parties in this agreement does not fulfill his obligations, the affected party will notify the defaulting party of the unfulfilled obligations and the defaulting party will have up to 30 days, counting from the date on which the written notice was received, to correct and/or improve the nonfulfillment of its obligations. In case this does not happen, the parties may end this agreement for breach of contract with a 60-day notice.

During the 60 days, the parties may analyze the causes of the default and study amendments to the agreement and monitor improvements and actions to correct the default and based on this, decide, mutually agreeing, whether to modify it or not, and if to go on with the agreement or not.

THIRTEENTH: GUARANTEES: To guarantee the fulfillment of this agreement's inherent obligations, THE COMPANY can at any moment they deem necessary demand that THE PRECOOPERATIVE get a Fulfillment policy and another for Contractual Civil Responsibility in the name of THE COMPANY, for an amount that must be at least equal to or greater than the Civil Responsibility Policies that THE COMPANY has.

FOURTEENTH: PENAL CLAUSE: Whoever defaults the obligations established in this agreement will pay the other party as compensation or as punishment clause THIRTY PER CENT (30%) of the value of the work not carried out or the value of the unfulfilled work. All this without loss of its liabilities due the problems derived from the default.

FIFTEENTH: ARBITRATION: Interpretation differences that may arise or take place upon putting this agreement into effect will be settled by three arbiters appointed as follows: One by THE COMPANY, another by THE PRECOOPERATIVE and the third by MEDELLIN CHAMBER OF COMMERCE, which must be licensed attorneys at law. The costs of this arbitration will be covered in equal parts. The arbiter's decision will be accepted by both parties.

SIXTEENTH: WORK REGULATIONS: Workers associated to THE PRECOOPERATIVE carrying out work in the contract with THE COMPANY are bound to strictly abide by all Health Regulations, Industrial Safety Regulations and the Internal Work Regulations established by THE COMPANY and by THE PRECOOPERATIVE including regulations established by the law for Cooperatives, but not limited with the objective of enhancing Accident Prevention, minimizing Illnesses and Risks inherent to the work, and in general, everything that leads to guaranteeing the safety of all the persons related with work in the mine and of THE COMPANY. The responsibility for this goes as far as slight guilt. The default of these rules and regulations is sufficient reason for THE COMPANY to request from THE
PRECOOPERATIVE that the associate be no longer assigned to THE COMPANY's agreement.

SEVENTEENTH: COLLABORATION: The parties expressly agree that this agreement is commutative, bilateral and onerous; thus, besides their obligation to fulfill all legal commitments and responsibilities expressed herein, they must in good faith give each other mutual collaboration to continue with the contract so that it will lead to THE COMPANY and THE PRECOOPERATIVE's mutual benefit, and consequently for its associates, employees and/or workers.

EIGHTEENTH: CLAIMS AND SUGGESTIONS: THE PRECOOPERATIVE associates supplied herein may submit suggestions or bring forth claims in their own organization. THE PRECOOPERATIVE through its directive management may contact THE COMPANY's management to present this suggestion or claims. THE COMPANY will study tho se suggestions or claims promptly and will act depending on the merits of the problem. THE PRECOOPERATIVE and THE COMPANY 's Management will hold informal bimonthly meetings to discuss matters related to the interpretation and the development of this agreement and other matters that any of the parties consider relevant for the good operation of the agreement.

NINETEENTH: The contents of this document in all of its clauses and along with all of its addendum totally make up the agreement between THE COMPANY and THE PRECOOPERATIVE. It is understood that no other past or current agreement that is not expressly included as addendum to this agreement and is not duly signed by the legal representatives of both companies, exists and is not valid; and furthermore, does not constitute any obligation by any of the parties with the other.

TWENTIETH: CONFLICTS OF INTEREST: It is THE COMPANY's policy that all employees avoid conflicts between their own interests and those of THE COMPANY, specially in matters regarding suppliers, clients, and all other organizations or individuals that may have or are looking for business with THE COMPANY; Similarly, all the employees must avoid any type of conflict between their own interests and those of THE COMPANY in the handling of personal matters, including transactions of THE COMPANY's valuables or any other nonaffiliated entity having business dealings with interests in THE COMPANY. Due to the above, it is necessary that THE PRECOOPERATIVE's associates and/or employees, before being assigned to THE COMPANY, and that all THE PRECOOPERATIVE's associates and/or employees already assigned to THE COMPANY by means of this agreement are obligated to manifest in writing to THE PRECOOPERATIVE and to THE COMPANY all of their relations whether they be personal or commercial, existing directly or indirectly, including family relationships or by third parties, with THE COMPANY to avoid a possible Conflict of Interests.

TWENTY-FIRST: ENVIRONMENT CONSERVATION POLICY: It is THE COMPANY's policy and all of its employees' responsibility to ensure that all of their operations and products do not create significant danger for public health and must be compatible with the environment and the community's needs. Also, they must abide by all environment rules and regulations applicable to THE COMPANY. THE PRECOOPERATIVE associates must work upholding individual responsibility and a similar attitude of respect for the environment under THE COMPANY's supervision during the development of work plans assigned by THE COMPANY.

TWENTY-SECOND: REVISION RIGHTS: THE COMPANY reserves itself the right to revise all the information in THE PRECOOPERATIVE's books in all matters regarding THE COMPANY's revelation. For this THE COMPANY will present its request to THE PRECOOPERATIVE in writing through its legal representative.

TWENTY-THIRD: STAMP TAX: THE COMPANY and THE PRECOOPERATIVE will cover in equal parts the value of the stamp tax generated by this agreement according to the law.

TWENTY-FOURTH: In the following addendum the proceeding documents are included as an integral part of this agreement:

ADDENDUM  1:  THE  PRECOOPERATIVE's   certificate  of  existence  and  of  legal
representation issued by DANCOOP on its Legal procuration and THE COMPANY'S certificate of existence and of legal representation.

ADDENDUM 2: Basic Compensation Table

ADDENDUM 3: THE PRECOOPERATIVE and THE COMPANY'S Internal Work and Social Security Regulations.

ADDENDUM 4: THE COMPANY's protection and safety plan.
As evidence both parties' legal representatives, duly authorized, as proven by their power of attorney, signed this agreement on the (16) sixteenth day of January 1996, in the City of Medellin.


 /s/                                   /s/
THE COMPANY                         THE PRECOOPERATIVE
GEORGE BEATTLE                       VICTOR THOMAS